UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2009

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10653 South River Front Parkway, Suite 300 South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2009, we entered into privately-negotiated agreements (the “Exchange Agreements”) with certain existing holders (the “Holders”) of our 2.50% Convertible Senior Subordinated Notes due 2014 (the “Outstanding Notes”) to exchange approximately $5.5 million in aggregate principal amount of the Outstanding Notes for approximately $3.85 million in aggregate principal amount of new 14.75% Convertible Senior Subordinated Notes due 2014 (the “New Notes”). In connection with the issuance of the New Notes, we also executed an Indenture and a Registration Rights Agreement with the holders of the New Notes. The forms of the Registration Rights Agreement and the Exchange Agreement, are attached hereto as exhibits, and are incorporated herein by reference. The closing for the initial exchange of $5.5 million in principal amount of the Outstanding Notes took place on March 30, 2009. An additional closing for approximately $33.6 million in principal amount of the Outstanding Notes took place on April 3, 2009. After these closings of the exchange, approximately $120.9 million aggregate principal amount of the Outstanding Notes remain outstanding.

The New Notes are governed by an indenture (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee, attached hereto as an exhibit and incorporated herein by reference; the descriptions of the Indenture and the New Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture and New Notes, respectively. The terms of the New Notes are substantially similar to the terms of the Outstanding Notes, except, among other things, the following: (i) the New Notes bear interest at a rate of 14.75% per annum as opposed to 2.50% per annum; (ii) holders of the New Notes may convert their New Notes into shares of the Company’s common stock (“Shares”) at a conversion rate of 48.4623 Shares per $1,000 principal amount of notes (representing a conversion price of approximately $20.63), subject to adjustment, whereas holders of the Outstanding Notes may convert their notes into Shares at a conversion rate of 33.9236 Shares per $1,000 principal amount of notes (representing a conversion price of approximately $29.48), subject to adjustment; and (iii) adjustments to the number of additional Shares that may be issued to holders of the New Notes upon conversion in connection with a “fundamental change,” as defined in the Indenture.

The New Notes will mature on February 1, 2014. The interest will be payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2009. The holders of the New Notes may convert their Notes in connection with a “fundamental change,” as defined in the Indenture. In the event of a fundamental change, the holders of the New Notes may require the Company to purchase all or a portion of their Notes at a purchase price equal to 100% of the principal amount of New Notes, plus accrued and unpaid interest, if any.

The New Notes rank equal in right of payment to all of the Company’s other existing and future senior subordinated debt, including indebtedness under the Outstanding Notes, the Company’s 2.875% Convertible Senior Subordinated Notes due 2016 and the Company’s 16% Convertible Senior Subordinated Notes due 2016. The New Notes rank senior in right of payment to all of the Company’s existing and future subordinated debt and junior to all of the Company’s existing and future senior debt. The New Notes are effectively subordinated in right of payment to the liabilities of the Company’s subsidiaries.

In connection with the issuance of the New Notes, the Company also entered into a Registration Rights Agreement with the Holders, pursuant to which the Company agreed to file, within 30 days after the closing of the exchange, a shelf registration statement covering resales of the New Notes and the Shares issuable upon conversion of the New Notes and to use commercially reasonable efforts to cause the shelf registration statement to be declared effective under the Securities Act as promptly as practicable but in any event no later than 90 days after the closing of the exchange. The Company is required to pay additional interest, subject to some limitations, to the holders of the New Notes if we fail to comply with the obligations to register the New Notes and the Shares issuable upon conversion of the New Notes.

The exchange transaction did not involve a public offering because the New Notes were exchanged by the Company with the Holders exclusively and solely for the Outstanding Notes based on individual discussions and negotiations between the Holders and the Company. The transaction is exempt from registration under the Securities Act of 1933 pursuant to the provisions of Section 4(2) thereof. No Holder made any cash payment to the Company in connection with the exchange, and the Company did not receive any proceeds from the issuance of the New Notes. Deutsche Bank Securities Inc. acted as the Company’s financial advisor in connection with the transaction.

The preceding descriptions of the Exchange Agreements, the Indenture, the New Notes and the Registration Rights Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture, the form of Note and the forms of the Exchange Agreement and the Registration Rights Agreement, all filed as exhibits hereto.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant.

On March 30, 2009, the Company issued $3.85 million aggregate principal amount of the New Notes. On April 3, 2009, the Company issued an additional $23.52 million of New Notes. The Company is exchanging the New Notes for the Outstanding Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

The New Notes will bear interest at a rate of 14.75% per year, payable semiannually in arrears in cash on February 1 and August 1 of each year, beginning on August 1, 2009. The Notes will mature on February 1, 2014.

Additional terms and conditions are contained in Item 1.01 and are incorporated herein by reference.

The New Notes and the underlying Common Stock issuable upon conversion of the New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Section 3 – Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.

On March 30, 2009, the Company exchanged $3.85 million and on April 3, 2009, the Company exchanged $23.52 million aggregate principal amount of the New Notes for Outstanding Notes in a private placement in reliance on the exemption from the registration provided by Section 4(2) of the Securities Act.

The New Notes and the underlying Common Stock issuable upon conversion of the New Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional information pertaining to the New Notes is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.6	Indenture dated as of March 30, 2009 between Headwaters and Wells Fargo Bank, as Trustee, relating to 14.75% Convertible Senior Subordinated Notes due 2014 (including the form of Note)

4.6.1	Form of Registration Rights Agreement

10.98	Form of Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2009

HEADWATERS INCORPORATED
(Registrant)

By:	/s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
(Principal Executive Officer)